Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, $0.01 par value per share, of Mechanical Technology, Incorporated. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: October 27, 2016	Brookstone Partners Acquisition XXIV, LLC

	By:	BP XXIV Flow, LLC Managing Member

	By:	BP XXIV Meter, LLC Managing Member

	By:	/s/ Edward R. Hirshfield
		Name:	Edward R. Hirshfield
		Title:	Managing Member

BP XXIV Flow, LLC

By:	BP XXIV Meter, LLC Managing Member

By:	/s/ Edward R. Hirshfield
	Name:	Edward R. Hirshfield
	Title:	Managing Member

BP XXIV Meter, LLC

By:	/s/ Edward R. Hirshfield
	Name:	Edward R. Hirshfield
	Title:	Managing Member

/s/ Edward R. Hirshfield
Edward R. Hirshfield

/s/ Matthew E. Lipman
Matthew E. Lipman

/s/ Michael Toporek
Michael Toporek